Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)_____

                               ------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

               New York                                 13-3818954
    (Jurisdiction of incorporation                   (I.R.S. Employer
     if not a U.s. national bank)                   Identification No.)


         114 West 47th Street                              10036
          New York, New York                            (Zip Code)
        (address of principal
          executive offices)

                          ----------------------------
                          Winstar Communications, Inc.
               (Exact name of obligor as specified in its charter)

               Delaware                                 13-3585278
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

           230 Park Avenue                                 10169
          New York, New York                            (Zip code)
   (Address of principal executive
               offices)


                          -----------------------------
          Senior Notes due 2006 and Senior Subordinated Notes due 2006
                       (Title of the indenture securities)


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                                       -2-


                                     GENERAL

1.   General Information
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
             (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     Winstar Communications, Inc. is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits
     ----------------

     T-1.1   --   Organization Certificate, as amended, issued by the State of
                  New York Banking Department to transact business as a Trust
                  Company, is incorporated by reference to Exhibit T-1.1 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).







































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                                       -3-

16.  List of Exhibits
     (cont'd)


     T-1.2  --  Included in Exhibit T-1.1.

     T-1.3  --  Included in Exhibit T-1.1.

     T-1.4  --  The By-Laws of United States Trust Company of New York, as
                amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6  --  The consent of the trustee required by Section 321(b) of the
                Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7  --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of June 12, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


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                                       -4-

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 12th day of June, 1996.


     UNITED STATES TRUST COMPANY OF
          NEW YORK, Trustee



By:    /s/ Margaret Ciesmelewski
     --------------------------------
     Margaret Ciesmelewski
     Assistant Vice President

PC/pg






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                                                                  Exhibit T-1.6.
                                                                  --------------

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY  10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939,

as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York

("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by

Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
   OF NEW YORK



By:  ___________________________
     S/Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1996
                                 --------------
                                ($ IN THOUSANDS)

 ASSETS
 ------
 Cash and Due from Banks                                            $  47,046

 Short-Term Investments                                                    50

 Securities, Available for Sale                                       748,118

 Loans                                                              1,221,210
 Less:  Allowance for Credit Losses                                    13,113
                                                                    ---------
     Net Loans                                                      1,208,097
 Premises and Equipment                                                58,360
 Other Assets                                                         125,979
                                                                    ---------
    Total Assets                                                  $ 2,197,650
                                                                    ---------

 LIABILITIES
 -----------
 Deposits:
    Non-Interest Bearing                                           $  387,509
    Interest Bearing                                                1,446,148
     Total Deposits                                                 1,833,657

 Short-Term Credit Facilities                                          82,285
 Accounts Payable and Accrued Liabilities                             128,745
                                                                    ---------
    Total Liabilities                                             $ 2,044,687
                                                                    ---------


 STOCKHOLDER'S EQUITY
 --------------------
 Common Stock                                                          14,995
 Capital Surplus                                                       42,394
 Retained Earnings                                                     96,511
 Unrealized Gains on Securities Available
   for Sale (Net of Taxes)                                              (937)
                                                                     --------
 Total Stockholder's Equity                                           152,963
                                                                    ---------
    Total Liabilities and                                         $ 2,197,650
                                                                    ---------
    Stockholder's Equity

I, Richard E. Brinkman, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

June 7, 1996